   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

            PROTECTIVE LIFE CORPORATION                             DELAWARE                               95-2492236
               PLC CAPITAL TRUST II                                 DELAWARE                               72-6182542
               PLC CAPITAL TRUST III                                DELAWARE                               72-6182543
               PLC CAPITAL TRUST IV                                 DELAWARE                               72-6182544
   (Exact name of registrant as specified in its
                     charter)                           (State or other jurisdiction of       (I.R.S. Employer Identification No.)
                                                         incorporation or organization)

               2801 HIGHWAY 280 SOUTH, BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           C/O DEBORAH J. LONG, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                             2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:
                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions, after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-30905
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                   AMOUNT TO      PROPOSED MAXIMUM    PROPOSED MAXIMUM
                    TITLE OF EACH CLASS OF                       BE REGISTERED     OFFERING PRICE        AGGREGATE
                 SECURITIES TO BE REGISTERED                          (1)           PER UNIT (1)     OFFERING PRICE (1)
Protective Life Corporation Debt Securities(3)(4); Protective
  Life Corporation Preferred Stock(4); Protective Life
  Corporation Common Stock(4)(5); Protective Life Corporation
  Stock Purchase Contracts(6); Protective Life Corporation
  Stock Purchase Units(6); PLC Capital Trust II Preferred
  Securities; PLC Capital Trust III Preferred Securities; PLC
  Capital Trust IV Preferred Securities; Protective Life
  Corporation Guarantees and back-up undertakings with respect to the Preferred Securities of the PLC Capital
  Trusts(7)...................................................    $40,000,000           100%            $40,000,000

                                                                   AMOUNT OF
                    TITLE OF EACH CLASS OF                       REGISTRATION
                 SECURITIES TO BE REGISTERED                        FEE (2)
Protective Life Corporation Debt Securities(3)(4); Protective
  Life Corporation Preferred Stock(4); Protective Life
  Corporation Common Stock(4)(5); Protective Life Corporation
  Stock Purchase Contracts(6); Protective Life Corporation
  Stock Purchase Units(6); PLC Capital Trust II Preferred
  Securities; PLC Capital Trust III Preferred Securities; PLC
  Capital Trust IV Preferred Securities; Protective Life
  Corporation Guarantees and back-up undertakings with respect to the Preferred Securities of the PLC Capital
  Trusts(7)...................................................      $12,122

(1) In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Protective Life Corporation Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by Protective Life Corporation. Such amount represents the maximum aggregate offering price to the public of the securities offered hereby and includes such indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of Protective Life Corporation and such indeterminable number of Preferred Securities of PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV as may from time to time be issued at indeterminate prices.
(2) The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.
(3) Includes subordinated debentures which may be purchased by the PLC Capital Trusts with the proceeds of the sale of Preferred Securities. Any such subordinated debentures may later be distributed to the holders of Preferred Securities upon the occurrence of certain events.
(4) Includes such indeterminate number of shares of Common Stock and Preferred Stock, and indeterminate number of Debt Securities, as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(5) Includes rights to purchase Series A Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation Common Stock.
(6) Includes an indeterminable number of shares of Common Stock to be issuable by Protective Life Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by Protective Life Corporation.
(7) No separate consideration will be received for the Guarantee or back-up undertakings. Includes the rights of holders of the Preferred Securities under the Guarantees and back-up undertakings, consisting of obligations of Protective Life Corporation, as set forth in the applicable Amended and Restated Declaration of Trust (including the obligation to pay expenses of the applicable PLC Capital Trust), the Subordinated Indenture and any applicable supplemental indentures thereto, in each case as further described in the Registration Statement. No separate registration fee is required for the Guarantees in accordance with Rule 457.
    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of $200,000,000 of unsold securities registered as Protective Life Corporation Debt Securities, Protective Life Corporation Preferred Stock, Protective Life Corporation Common Stock, Protective Life Corporation Stock Purchase Contracts, Protective Life Corporation Stock Purchase Units, PLC Capital Trust II Preferred Securities, PLC Capital Trust III Preferred Securities, PLC Capital Trust IV Preferred Securities and Protective Life Corporation Guarantees and back-up undertakings with respect to the Preferred Securities of the PLC Capital Trusts under Registration Statement No. 333-30905, which was declared effective on July 18, 1997. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-30905, pursuant to which the total amount of unsold securities previously registered under Registration Statement No. 333-30905, without limitation as to class of securities, may be offered and sold as Protective Life Corporation Debt Securities, Protective Life Corporation Preferred Securities, Protective Life Corporation Common Stock, Protective Life Corporation Stock Purchase Contracts, Protective Life Corporation Stock Purchase Units, PLC Capital Trust II Preferred Securities, PLC Capital Trust III Preferred Securities, PLC Capital Trust IV Preferred Securities and Protective Life Corporation Guarantees and back-up undertakings with respect to the Preferred Securities of the PLC Capital Trusts together with the securities registered hereunder, through the use of the combined Prospectus included herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NO.
  333-30905

    Protective Life Corporation (the "Company") and PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV hereby incorporate by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-30905) declared effective July 18, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company and PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV with the Commission and incorporated or deemed to be incorporated by reference therein.

EXHIBITS

    Set forth below is a list of the exhibits included as part of the Registration Statement.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
5(a)       Opinion of Debevoise & Plimpton, counsel to Protective Life and the PLC Capital Trusts, as to the
           validity of certain of the Offered Securities.

5(b)       Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and the PLC
           Capital Trusts, as to legality of certain Offered Securities.

8          Opinion of Debevoise & Plimpton, as to certain tax matters

23(a)      Consent of Coopers & Lybrand L.L.P.

23(b)      Consent of Debevoise & Plimpton (included in Exhibits 5(a) and 8)

23(c)      Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b))

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 10, 1997.

                                PROTECTIVE LIFE CORPORATION
                                (Registrant)

                                By:  /s/ JOHN D. JOHNS
                                     -----------------------------------------
                                     Name: John D. Johns
                                     Title:  President, Chief Operating
                                             Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board,        November 10, 1997
   /s/ DRAYTON NABERS, JR.        Chief Executive Officer
------------------------------    and Director (Principal
     Drayton Nabers, Jr.          Executive Officer)

                                President, Chief Operating    November 10, 1997
      /s/ JOHN D. JOHNS           Officer and Director
------------------------------    (Principal Financial
        John D. Johns             Officer)

                                Vice President and            November 10, 1997
     /s/ JERRY W. DEFOOR          Controller and Chief
------------------------------    Accounting Officer
       Jerry W. DeFoor            (Principal Accounting
                                  Officer)

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Chairman Emeritus and
------------------------------    Director
    William J. Rushton III

              *                 Director
------------------------------
        John W. Woods

              *                 Director
------------------------------
   William J. Cabaniss, Jr.

              *                 Director
------------------------------
     John J. McMahon, Jr.

              *                 Director
------------------------------
        A.W. Dahlberg

              *                 Director
------------------------------
      John W. Rouse, Jr.

              *                 Director
------------------------------
       Robert T. David

              *                 Director
------------------------------
     Ronald L. Kuehn, Jr.

              *                 Director
------------------------------
      Herbert A. Sklenar

              *                 Director
------------------------------
      James S.M. French

              *                 Director
------------------------------
     Robert A. Yellowlees

                                Director
------------------------------
        Elaine L. Chao

                                Director
------------------------------
       Donald M. James

  *By: /s/ DEBORAH J. LONG                                                       November 10, 1997
       --------------------------------------
       Name: Deborah J. Long
       Title:  Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 10, 1997.

                                PLC CAPITAL TRUST II
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 10, 1997.

                                PLC CAPITAL TRUST III
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 10, 1997.

                                PLC CAPITAL TRUST IV
                                (Registrant)

                                By:  /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                     Name: Richard J. Bielen
                                     Title:  Regular Trustee

                                By:  /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                     Name: Jerry W. DeFoor
                                     Title:  Regular Trustee